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EXHIBIT 99.5

FORM OF LETTER TO HOLDERS

WH HOLDINGS (CAYMAN ISLANDS) LTD.
WH CAPITAL CORPORATION
c/o 1800 CENTURY PARK EAST
LOS ANGELES, CALIFORNIA 90067
(310) 410-9600

        [    •    ] , 2004

To the Holders of WH Holdings (Cayman Islands) Ltd./WH Capital Corporation 9 1/2% Outstanding Notes due 2011:

        WH Holdings (Cayman Islands) Ltd., a Cayman Islands exempted limited liability company and WH Capital Corporation, a Nevada corporation, are offering to exchange all of their outstanding 9 1/2% Outstanding Notes due 2011 ("Outstanding Notes") for their 9 1/2% New Notes due 2011 that have been registered under the Securities Act of 1933 (the "New Notes") upon the terms and subject to the conditions set forth in the enclosed prospectus dated [    •    ], 2004 (the "Prospectus") and the related letter of transmittal (the "Letter of Transmittal" and, together with the Prospectus, the "Exchange Offer"). The Exchange Offer is conditioned upon a number of factors set out in the Prospectus under "The Exchange Offer—Conditions of the Exchange Offer" beginning on page [    •    ].

        The Outstanding Notes were issued on March 8, 2004 in an original aggregate principal amount of $275,000,000, the full principal amount of which remains outstanding. The maximum amount of New Notes that will be issued in exchange for Outstanding Notes is $275,000,000.

        Please read carefully the Prospectus and the other enclosed materials relating to the Exchange Offer. If you require assistance, you should consult your financial, tax or other professional advisors. Holders who wish to participate in the Exchange Offer are asked to respond promptly by completing and returning the enclosed Letter of Transmittal, and all other required documentation, to The Bank of New York, the exchange agent (the "Exchange Agent") for the Exchange Offer.

        If you have questions regarding the terms of the Exchange Offer, please direct your questions to [    •    ].

        Thank you for your time and effort in reviewing this request.

                      Very truly yours,

                      WH HOLDINGS (CAYMAN ISLANDS) LTD.

                      WH CAPITAL CORPORATION

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FORM OF LETTER TO HOLDERS